[EXHIBIT 99.1]
                        CONSULTING AGREEMENT

	THIS AGREEMENT (the "Agreement") is made and entered into on December 1, 2005 by and between PSI-TEC Holdings, Inc., a Nevada corporation ("PSI-TEC Holdings"); PSI-TEC Corporation ("PSI-TEC"), the wholly owned operating subsidiary of PSI-TEC Holdings; and Christopher Harrison (the "Consultant"). PSI-TEC Holdings, PSI-TEC and the Consultant shall hereinafter collectively be referred to as the "Parties" and generically as a "Party," and PSI-TEC Holdings and PSI-TEC shall hereinafter collectively be referred to as the "Company."

                             PREAMBLE:

WHEREAS, on February 1, 2005 the Company and the Consultant entered into an unwritten agreement whereby the Company retained the services of Consultant to provide advice in a consulting capacity with respect to corporate business development and promotion, as described in this Agreement.

WHEREAS, the Company and the Consultant desire to express their February 1, 2005 agreement in writing pursuant to this Agreement, but with an effective time of February 1, 2005.

	NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:

                          ARTICLE ONE
                           RETENTION

1.1	Duties.
        ------

The Company hereby engages and retains the Consultant on a non-exclusive basis, for (i) assisting the Company in identifying potential candidates for strategic partnerships; (ii) assisting the Company in identifying investor relations and public relations firms;
(iii) providing the Company the benefit of the Consultant's special knowledge, skill, contacts and business experience, (iv) promoting the Company's financial welfare; and (v) doing all other related things the Company and the Consultant together deem necessary to enable the Company to establish and expand its operations as envisioned in the Company's business plan.

	Consultant agrees to comply with all applicable laws and regulations relating to its performance of services pursuant to this Agreement.

1.2	Term.
        ----

	The term of this Agreement shall be twenty-four (24) months, which term shall be deemed to have commenced on February 1, 2005.




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                            ARTICLE TWO
                     CONSULTANT'S COMPENSATION

2.1	Compensation.
        ------------

As compensation for the services provided to the Company by the Consultant under this Agreement, the Consultant shall receive from the Company an aggregate of 300,000 shares of the Company's common stock (restricted pursuant to SEC Rule 144), payable on the date of execution of this Agreement.

2.2	Reimbursement for Business Expenses.
        -----------------------------------

	Subject to the prior approval of the Company, the Company shall promptly pay or reimburse Consultant for all reasonable business expenses incurred by Consultant in performing Consultant's duties and obligations under this Consulting Agreement, but only if Consultant properly accounts for expenses in accordance with the Company's policies.

                            ARTICLE THREE
                       CONFIDENTIAL INFORMATION

3.1	Disclosure of Confidential Information.
        --------------------------------------

All nonpublic information provided by the Company to the Consultant will be considered to be confidential information and shall be maintained as such by the Consultant, except as required by law. In the event the Consultant is required to disclose confidential information to a third party in order to perform its services pursuant to this Agreement, in connection with such disclosure, the Consultant agrees to first obtain from such third party a fully executed Non-disclosure Agreement until such time as such information becomes known to other third parties or the public, other than as a result of its release by the Consultant.

	Consultant agrees not to divulge, furnish or make available to anyone (other than in the regular course of business of the Company) any knowledge or information with respect to confidential or secret methods, processes, plans or materials of the Company or with respect to any other confidential or secret aspect of the Company's activities.

3.2	Company Property.
        ----------------

All advertising, sales, marketing and other materials or articles or information, including without limitation data processing reports, sales analyses, invoices, price lists or information, or any other materials or data of any kind furnished to the Consultant by the Company or developed by the Consultant for the Company and the Company's direction or for the Company's use or otherwise in connection with the Consultant's services hereunder, are and shall remain the sole and confidential property of the Company, if the Company requests the return of such materials at any time during or after the Term, the Consultant shall immediately deliver the same to Company.


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                        ARTICLE FOUR
   COVENANT NOT TO COMPETE/NON-SOLICITATION OF CUSTOMERS

4.1	Covenant Not To Compete/Non-solicitation of Customers.
        -----------------------------------------------------

	Consultant agrees that Consultant will not, at any time within a period of twenty-four (24) months after the termination of this Agreement, without the prior written approval of the Company's board of directors, directly or indirectly, within the United States or its territories, engage in any business activity directly or indirectly competitive with the business of the Company at the time of termination. In addition, Consultant agrees that during such non-competition period he will not solicit, either directly or indirectly, any employee or customer of the Company who was such at the time of Consultant's employment hereunder. If the provisions of this Article Four should ever be adjudicated to exceed the time, geographic or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic or other limitations permitted by applicable law.

                             ARTICLE FIVE
                               NOTICES

5.1	Notices.
        -------

	All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        TO CONSULTANT:      Christopher Harrison
                            36 High Street
                            Farmington, Connecticut 06032

        TO THE COMPANY:     PSI-TEC Holdings, Inc.,
                            601 Annand Dr., #16
                            Wilmington, Delaware 19808

in each case, with copies to such other addresses or to such other persons as any Party shall designate to the others for such purposes in manner hereinabove set forth.

                          ARTICLE SIX
                         MISCELLANEOUS

6.1	Miscellaneous.
        -------------

	This Agreement shall be binding upon and shall inure to the benefit of the Company's successors, transferees, and assigns. Any amendment to this Agreement must be in writing signed by Consultant and the Company. The Company and Consultant acknowledge that any amendment of this Agreement (including, without limitation, any extension of this Agreement or any change from the terms of Article 2


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in the consideration to be provided to Consultant with respect to services to be provided hereunder) or any departure from the terms or conditions hereof with respect to Consultant's consulting services for the Company is subject to the Company's and Consultant's prior written approval. This Agreement supersedes any prior consulting or other similar agreements between Consultant and the Company with respect to the subject matter hereof. There is no other agreement governing or affecting the subject matter hereof. All notices hereunder shall be deemed to have been given, if made in writing, when mailed, postage prepaid, to the parties at the addresses set forth above, or to such other addresses as a party shall specify to the other. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument. Nothing in this Agreement shall be construed or shall constitute a partnership, joint venture, employer-employee relationship or lessor-lessee relationship but, rather, the relationship established pursuant hereto is that of principal and independent contractor.

	IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.


                                  PSI-TEC HOLDINGS, INC.:
_________________________         By: /s/ Frederick Goetz
(Witness signature)                   -------------------------------
                                      Frederick Goetz, Jr., president


                                  CONSULTANT:

________________________          /s/ Christopher Harrison
(Witness signature)               ---------------------------
                                  Christopher Harrison







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                 ADDENDUM TO CONSULTING AGREEMENT

    THIS ADDENDUM TO CONSULTING AGREEMENT (the "Agreement") is made and entered into on December 31, 2005 by and between PSI-TEC Holdings, Inc., a Nevada corporation ("PSI-TEC Holdings"); PSI-TEC Corporation ("PSI-TEC"), the wholly owned operating subsidiary of PSI-TEC Holdings; and Christopher Harrison (the "Consultant"). PSI-TEC Holdings, PSI-TEC and the Consultant shall hereinafter collectively be referred to as the "Parties" and generically as a "Party," and PSI-TEC Holdings and PSI-TEC shall hereinafter collectively be referred to as the "Company."

    This Agreement amends and modifies as follows that certain
Consulting Agreement ("Consulting Agreement") dated December 1, 2005 made and entered into by the parties hereto.

1. Paragraph 2.1 of Article Two is deleted and replaced with the following:

    "As compensation for the services provided to the Company by the Consultant under this Agreement, the Consultant shall receive from the Company a warrant to purchase up to 300,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at a purchase price of Twenty-Five Cents ($0.25) per share, which shall be exercisable under the warrant for a period of up to twenty-four (24) months commencing on the date of execution of this Agreement."

2. Simultaneous with the execution of this Agreement, the Consultant shall deliver to the Company any and all certificates for shares of Company Common Stock delivered by the Company to Consultant in connection with the Consulting Agreement; and the Company shall deliver to the Consultant the warrant and related documentation in accordance with the terms of paragraph 1 of this Agreement.

3. Upon execution of this Agreement, without any further action on the part of the Consultant or the Company, any and all certificates for shares of Company Common Stock delivered by the Company to Consultant in connection with the Consulting Agreement shall be automatically cancelled and the Consultant shall cease to have any rights with respect to such shares of Common Stock and any certificates representing such shares.

4. All other provisions of the Agreement remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

                                  PSI-TEC HOLDINGS, INC.:

____________________________      By: /s/ Frederick Goetz
(Witness signature)                  -------------------------------
                                     Frederick Goetz, Jr., president

                                  CONSULTANT:

________________________          /s/ Christopher Harrison
(Witness signature)               ----------------------------------
                                  Christopher Harrison

                                  PSI-TEC Corp.:

____________________________      By: /s/ Frederick Goetz
(Witness signature)                  --------------------------------
                                      Frederick Goetz, Jr., president


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               SECOND ADDENDUM TO CONSULTING AGREEMENT

    THIS SECOND ADDENDUM TO CONSULTING AGREEMENT (the "Agreement") is made and entered into on June 1, 2006 by and between PSI-TEC Holdings, Inc., a Nevada corporation ("PSI-TEC Holdings"); PSI-TEC Corporation ("PSI-TEC"), the wholly owned operating subsidiary of PSI-TEC Holdings; and Christopher Harrison (the "Consultant"). PSI-TEC Holdings, PSI-TEC and the Consultant shall hereinafter collectively be referred to as the "Parties" and generically as a "Party," and PSI-TEC Holdings and PSI-TEC shall hereinafter collectively be referred to as the "Company."

    This Agreement amends and modifies as follows that certain written Consulting Agreement ("Consulting Agreement") dated December 1, 2005 and the addendum to the Consulting Agreement dated December 31, 2005 made and entered into by the parties hereto.

5. Paragraph 2.1 of Article Two is deleted and replaced with the following:

    "As compensation for the services provided to the Company by the Consultant under this Agreement, in addition to the initial warrant to purchase up to 300,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at a purchase price of Twenty-Five Cents ($0.25) per share that the Company issued to the Consultant on December 31, 2005, the Consultant shall receive from the Company another warrant to purchase up to 300,000 shares of the Company's Common Stock, at a purchase price of Twenty-Five Cents ($0.25) per share, which shall be exercisable under the warrant for a period of up to twenty-four (24) months commencing on the date of execution of this Agreement."

6. All other provisions of the Agreement remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

                                  PSI-TEC HOLDINGS, INC.:

____________________________      By: /s/ Frederick Goetz
(Witness signature)                  -------------------------------
                                     Frederick Goetz, Jr., president


                                  CONSULTANT:

________________________          /s/ Christopher Harrison
(Witness signature)               -------------------------
                                  Christopher Harrison

                                  PSI-TEC Corp.:

____________________________      By: /s/ Frederick Goetz
(Witness signature)                  -------------------------------
                                     Frederick Goetz, Jr., president





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